NUMBER
SPECIMEN



SEE LEGENDS ON REVERSE

SHARES
** **

Common Shares

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

AIRSPAN NETWORKS HOLDINGS INC.

This Certifies that SAMPLE *is the owner of* ** ** *fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated [DATE]

President

Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — ____________ Custodian ____________ (Minor)
under Uniform Gifts to Minors Act ____________ (State)

For value received, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

____

____________________ *Shares*

represented by the within Certificate, and hereby irrevocably constitutes and appoints ____________________

____________________ *Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.*

Dated, ____________________

In presence of ____________________

____

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.